FIRST AMENDMENT TO LICENSE AGREEMENT

      This First Amendment to the License Agreement (hereinafter, "First Amendment") is made as of this 10th day of November, 2017 (the "First Amendment Commencement Date"), by and between Indxx, LLC ("Licensor"), having an office at 470 Park Avenue South, Suite 8S, New York, New York 10016, and First Trust Advisors L.P., an Illinois limited partnership ("First Trust" or "Licensee"), having an office at 120 East Liberty Drive, Wheaton, Illinois 60187, and hereby amends and supplements that certain License Agreement by and between Licensor and Licensee dated June 22, 2015 ("License Agreement"), by adding Schedule II.

      Unless otherwise herein defined, all defined terms shall have the meanings assigned to them in the License Agreement. Further, all other provisions of the Agreement, except as specifically amended herein, shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers as of the First Amendment Commencement Date.

INDXX, LLC                              FIRST TRUST ADVISORS L.P.

/s/ Rahul Sen Sharma                    /s/ James M. Dykas
-----------------------------------     -----------------------------------
Name:   Rahul Sen Sharma                Name:   James M. Dykas
        ---------------------------             ---------------------------
Title:  Partner                         Title:  Chief Financial Officer
        ---------------------------             ---------------------------
Date:   November 9, 2017                Date:
        ---------------------------             ---------------------------

                                  SCHEDULE II
                            INDEX LICENSING SCHEDULE

INDEX: Indxx Blockchain Index

MARKS: N/A

PRODUCTS: The Products shall be exchange-traded funds, which are open-ended and have the following characteristics: (i) the fund issues, sells, and redeems blocks of shares, units or other interests; (ii) the fund shares are listed for trading on an Approved Exchange and are available for trading throughout each daily trading session; (iii) the trading of the fund shares may generally take place in an unlimited amount; (iv) such shares, units or other interests are generally redeemed "in kind"; (v) the Product has the investment objective of replicating the performance of the Index; and (vi) is organized under the United States Investment Company Act of 1940.

The name of the Product shall be the First Trust Indxx Blockchain ETF.

TERRITORY: U.S.

ESTIMATED LAUNCH DATE: December 2017

LICENSE FEES: for the Indxx Blockchain Index, First Trust shall pay
Licensor a one-time fee equal to $20,000 upon the Launch Date of the Product and an annual license fee (the "Annual Fee") equal to 0.05% times the average daily net assets of the Product for every year of the Agreement.

The Annual Fee shall be computed and paid as follows:

      a. At the end of each calendar quarter during the Term, Licensee shall calculate the average daily net asset value of the Product during the quarter and multiply such amount by 0.0005 and divide the resulting product by four (4), resulting in the quarterly payment to be paid to Licensor by Licensee.

      b. Each quarterly payment shall be accompanied by a statement setting forth the calculations on which the payment is based and shall be paid within fifteen (15) days after the close of the quarter.

      c. All amounts shall be paid in US Dollars. The terms hereof shall be deemed Confidential Information for purposes of Section 7(b) of this Agreement.

The terms and conditions of this Schedule are acknowledged and agreed to:

INDXX, LLC                              FIRST TRUST ADVISORS L.P.

/s/ Rahul Sen Sharma                    /s/ James M. Dykas
-----------------------------------     -----------------------------------
Name:   Rahul Sen Sharma                Name:   James M. Dykas
        ---------------------------             ---------------------------
Title:  Partner                         Title:  Chief Financial Officer
        ---------------------------             ---------------------------
Date:   November 9, 2017                Date:
        ---------------------------             ---------------------------